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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2006

                     MACQUARIE INFRASTRUCTURE COMPANY TRUST
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                   Delaware                           011-32385                      20-6196808
        -------------------------------         ----------------------           -------------------
        (State or other jurisdiction of         Commission File Number              (IRS Employer
                incorporation)                                                   Identification No.)

                              --------------------

                      MACQUARIE INFRASTRUCTURE COMPANY LLC
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   Delaware                           011-32384                      43-2052503
        -------------------------------         ----------------------           -------------------
        (State or other jurisdiction of         Commission File Number              (IRS Employer
                incorporation)                                                   Identification No.)

                              --------------------

                   125 West 55th Street,
                    New York, New York                                        10019
          ----------------------------------------                          ----------
          (Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (212) 231-1000

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 14, 2006, Macquarie Infrastructure Company LLC (together with Macquarie Infrastructure Company Trust, "MIC"), through a wholly-owned subsidiary, entered into a Stock Subscription Agreement ("SSA") with Loving Enterprises, Inc. ("Loving") and the Current Shareholders of Loving. The SSA provides for an investment in Loving by MIC of $250 million to acquire newly issued shares of common stock of Loving which will result in MIC owning 50% of Loving's issued and outstanding common stock. In addition, MIC expects to incur approximately $7.0 million in transaction-related costs. The Current Shareholders will own the balance of the common stock of Loving.

Loving is the ultimate holding company for a group of companies and partnerships that own International-Matex Tank Terminals ("IMTT"). IMTT is the owner and operator of 8 bulk liquid storage terminals in the United States and the part owner and operator of 2 bulk liquid storage terminals in Canada. IMTT is one of the largest companies in the bulk liquid storage terminal industry in the US, based on capacity.

Loving intends to distribute $100 million of the proceeds from the stock issuance to MIC to the Current Shareholders as a dividend. The remaining $150 million, less approximately $5.0 million that will be used to pay fees and expenses incurred by Loving in connection with the transaction, will be used ultimately to finance additional investment in existing and new facilities.

IMTT generates revenue primarily from storage fees that it charges customers for the right to use a tank. Fees are charged monthly, per barrel of capacity, based on contracts with terms of generally between 1 and 5 years. This source of revenue represents approximately 71% of total terminal revenue. Above an agreed upon number of "turns" (movement of product in or out of a tank), IMTT also charges customers a throughput fee. This source represents approximately 5% of total terminal revenue.

Certain petroleum products require constant heating in order to remain viscous. IMTT charges customers an additional fee for use of heated tanks. Heating revenues are largely a pass-through of IMTT's cost of fuel and represent approximately 11% of total terminal revenue. Other revenue, representing approximately 13% of total terminal revenue, is generated from a wide range of miscellaneous services including, blending, drumming, packaging and marine vapor recovery.

MIC expects to finance the investment and the associated transaction costs with available cash and borrowings under the revolving credit facility of Macquarie Infrastructure Company Inc. ("MIC Inc."). MIC Inc. is a wholly owned subsidiary of MIC and the holding company for MIC's businesses and investments in the US.

In conjunction with its investment in IMTT, and to be certain that resources are available to complete another pending transaction (The Gas Company), MIC Inc. has received commitment letters from Citigroup Global Markets Inc., Merrill Lynch Capital Corporation and Credit Suisse, Cayman Islands Branch, to increase the amount of credit available under its revolving credit facility from $250 million to $300 million. The terms of the revolving credit facility, as amended, would include interest on drawn funds of LIBOR plus 2.00% or the base rate plus 1.00% increasing every six months, by 0.50% at each interval, to a maximum of 3.00% and 2.00% respectively. In addition, the amended facility would provide for annual commitment fees of 20% of the applicable LIBOR Margin on the average daily unused portion of the facility. It is anticipated that the funds borrowed under the revolving credit facility will be repaid from the proceeds of a subsequent public offering of trust stock. Any such offering

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will be subject to there being what management of MIC believes to be favorable market conditions, but in such timeframe as to provide the proceeds prior to the maturity of the debt facility at March 31, 2008.

Subject to the satisfaction of the conditions precedent incorporated in the SSA, MIC expects to close the transaction in the second quarter of 2006. If consummated, MIC expects that the acquisition will be immediately yield accretive.

On April 14, MIC also entered into, through a wholly-owned subsidiary, a Shareholders' Agreement with Loving and the Current Shareholders of Loving ("SHA") that will become effective on closing. The SHA provides, among other things, that the Board of Loving be comprised of six members, three each appointed by MIC and the Current Shareholders, and that minimum quarterly distributions of $14.0 million be paid to shareholders by Loving ($7.0 million to the Current Shareholders, $7.0 million to MIC) beginning with the quarter ended June 30, 2006 through the quarter ending December 31, 2007. The minimum quarterly distribution may be reduced or eliminated in the event that the Board of Loving determines that such distribution would result in the Company having insufficient reserves with which to meet normal operating expenses and previously approved capital expenditures, or otherwise failing to comply with financing agreements and applicable law.

The SHA further confers and imposes certain rights and obligations on the parties including:

         o That shareholders shall first present any opportunity to acquire, expand, develop or otherwise upgrade bulk liquid storage terminal assets to IMTT when such opportunity involves a potential capital expenditure in excess of $2.5 million in any 12 month period;

         o That, through the 10th anniversary of the SHA, no shareholder may dispose of any shares except with the approval of all shareholders, and thereafter that the other shareholders shall have a right of first refusal on the purchase of shares offered for sale by any shareholder;

         o That, in the event of a deadlock of the Loving board of directors, such deadlock shall be resolved through arbitration during the first ten years and through a buy/sell offer process thereafter.

Prior to closing, the SSA requires Loving and its subsidiaries to operate the business consistent with their ordinary course of business and to not take any action that would require approval under the SHA. The SSA contains various other provisions customary for transactions of this size and type, including representations, warranties and covenants with respect to the business that are subject to customary limitations. Completion of the acquisition depends on a limited number of conditions being satisfied including, the expiration or early termination of any waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, as amended, confirmation that the New Jersey Industrial Site Recovery Act is not applicable to the transaction, as well as other customary closing conditions.

The SSA specifies that the maximum amount of indemnification for damages payable to MIC in the event of a breach of the representations, warranties and covenants by Loving is $30 million, with some exceptions, and is payable by Loving at the time of, but in priority to, distributions to shareholders. In light of the fact that payment by Loving under the indemnity would reduce its value, following the closing of the transaction, Loving would be obligated to indemnify MIC for twice the amount of its damages up to the $30 million limit.

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Macquarie Securities (USA) Inc. ("MSUSA") is acting as financial advisor to MIC on the transaction. MSUSA is a subsidiary of Macquarie Bank Limited, the parent company of MIC's Manager.

A copy of the SSA and the SHA are attached to this Current Report on Form 8-K as
Exhibit 2.1 and Exhibit 10.1, respectively, and are incorporated by reference herein. A copy of the press release related to this transaction is attached as
Exhibit 99.1 to this Current Report on Form 8-K.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

EXHIBIT NO.                      DESCRIPTION
-----------------------          ------------------------------------------------------------
2.1                              Stock Subscription Agreement dated April 14,
                                 2006 between Macquarie Terminal Holdings LLC,
                                 Loving Enterprises, Inc and the Current Owners
                                 (as defined therein).

10.1 Shareholders' Agreement dated April 14, 2006 between Macquarie Terminal Holdings LLC, Loving
                                 Enterprises, Inc. the Current Shareholders and the Current Beneficial Owners named therein.

99.1                             Press Release dated April 17, 2006 issued by the Registrants

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MACQUARIE INFRASTRUCTURE COMPANY TRUST


Date April 17, 2006                      By: /s/ Peter Stokes
                                             -----------------------------------
                                             Name:  Peter Stokes
                                             Title: Regular Trustee

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MACQUARIE INFRASTRUCTURE COMPANY LLC


Date April 17, 2006                        By: /s/ Peter Stokes
                                               ---------------------------------
                                               Name:  Peter Stokes
                                               Title: Chief Executive Officer